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                                                                 EXHIBIT 16


September 11, 1995


COOPERS & LYBRAND L.L.P. LETTERHEAD


Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir:

We have read Item 4 included in the Form 8-K dated September 11, 1995 of Sun Company, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraphs (c), (d) and (e) therein.

Very truly yours,



s/ COOPERS & LYBRAND L.L.P.
---------------------------
Coopers & Lybrand L.L.P.